                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report included in this Form S-4 Registration Statement and to the incorporation by reference in this Form S-4 Registration Statement of our report dated December 10, 1999 included in CFM Technologies, Inc.'s Form 10-K for the year ended October 31, 1999 and to all references to our Firm included in or made a part of this Form S-4 Registration Statement.

                                          Arthur Andersen LLP

Philadelphia, Pennsylvania
September 21, 2000